EXHIBIT 23.1


                  [Letterhead of PricewaterhouseCoopers LLP]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 22, 2002 relating to the financial statements and financial statement schedule, which appears in Agere Systems Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/  PricewaterhouseCoopers LLP

Florham Park, New Jersey
September 23, 2003